Exhibit 99.2

Gopher Protocol Issues Required Statement About Recent Stock Trading Activity

SANTA MONICA, CA, July 13 2018 -- Gopher Protocol Inc. (OTCQB: GOPH) (“Gopher” or the “Company”), a company which specializes in the creation of Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies today, pursuant to the requirements of the OTC Markets Group and in order to maintain the Company’s quotation on the OTCQB, announced that, on July 10, 2018, it was made aware by OTC Markets of certain undated promotional activities surrounding the Company’s common stock.

OTC Markets provided the Company with a copy of the promotional material for its reference that was purportedly available on the internet by clicking on an otherwise unrelated “banner ad” and was attributed to an entity that refers to itself as “theOTCReporter.com.” The material was undated and, as of the date of this press release, appears not to be available on the website of the referenced entity. The most recent “information” contained in the promotional material appears to be June 21, 2018. The Company’s perspective is that investors and prospective investors should only rely on materials that are published by the Company – its press releases and the reports that it files with the Securities and Exchange Commission. Third-party information, from sites such as “theOTCReporter.com,” “Buyins.net,” and even the “stock promotion” megaphone of otcmarkets.com may not represent accurate information about the Company, its prospects and historical operations, or market conditions – generally or specifically.

Set forth below is a chart of the trading activity (price and volume) of the Company’s common stock from June 1, 2018, through and including the date of this press release. The chart is broken into four periods:

•	June 1 through June 21, 2018 (the period prior to any publications by theOTCReporter.com, Buyins.net, or otcmarkets.com of its “stock promotion” megaphone);

•	June 22 through July 3, 2018 (the most current date referenced in theOTCReporter.com materials through the date that the June 11, 2018, Buyins.net publication predicted that the Company’s stock would become the subject of a short squeeze due to its pricing analysis);

•	July 5 through July 10, 2018 (the dates during which the Company believes that the “predicted” short-squeeze was occurring through the first date on which the otcmarkets.com “stock promotion” megaphone was published on its site); and

•	July 11, 2018, through the date of this press release (the dates on which the otcmarkets.com “stock promotion” megaphone was published on its site).

Based on the data in the chart, the Company believes that (i) theOTCReporter.com’s materials did not have a positive effect on either the trading price or volume of the Company’s stock, (ii) the Buyins.net publication accurately predicted the occurrence and effects of a short squeeze, and (iii) the otcmarkets.com “stock promotion” megaphone had the effect of reducing the trading price and volume of the Company’s stock.

Date	Open	High	Low	Close	Adj Close	Volume	Period Avg
6/1/2018	2.76	2.80	2.60	2.69	2.69	187900.00	454,247
6/4/2018	2.70	2.70	1.90	2.32	2.32	815100.00
6/5/2018	2.33	2.55	2.30	2.48	2.48	584900.00
6/6/2018	2.48	2.54	2.32	2.48	2.48	186600.00
6/7/2018	2.38	2.52	2.35	2.45	2.45	242900.00
6/8/2018	2.36	2.44	2.17	2.21	2.21	397500.00
6/11/2018	2.13	2.16	1.92	1.93	1.93	805000.00
6/12/2018	1.93	2.05	1.92	1.99	1.99	589700.00
6/13/2018	2.04	2.12	1.99	2.12	2.12	398400.00
6/14/2018	2.12	2.13	2.00	2.01	2.01	388600.00
6/15/2018	2.05	2.06	1.93	2.01	2.01	254900.00
6/18/2018	1.97	2.05	1.92	1.99	1.99	275700.00
6/19/2018	1.99	2.00	1.78	1.86	1.86	475800.00
6/20/2018	1.88	1.92	1.62	1.65	1.65	605000.00
6/21/2018	1.65	1.69	1.45	1.48	1.48	605700.00
6/22/2018	1.48	1.77	1.47	1.76	1.76	494900.00	288,500
6/25/2018	1.61	1.76	1.52	1.70	1.70	325300.00
6/26/2018	1.71	1.78	1.61	1.65	1.65	323600.00
6/27/2018	1.66	1.70	1.52	1.60	1.60	246000.00
6/28/2018	1.50	1.59	1.49	1.54	1.54	292000.00
6/29/2018	1.53	1.72	1.51	1.70	1.70	231600.00
7/2/2018	1.67	1.74	1.57	1.68	1.68	179700.00
7/3/2018	1.69	1.84	1.66	1.81	1.81	214900.00
7/5/2018	1.80	2.21	1.77	2.14	2.14	643400.00	936,200
7/6/2018	2.16	2.65	2.01	2.54	2.54	1108900.00
7/9/2018	2.68	2.84	2.56	2.62	2.62	1056300.00
7/10/2018	2.56	2.60	2.07	2.33	2.33	947000.00	463,494
7/11/2018	2.34	2.34	2.06	2.12	2.12	438000.00
7/12/2018	2.11	2.18	2.05	2.11	2.11	260200.00
7/13/2018	2.12	2.15	2.01	2.06	2.06	208775.00

					Avg Daily Vol during Period		High	Low	Variance
	• Initial period				454,247		$2.80	$1.45	48%
	• theOTCReporter.com				288,500		$1.84	$1.49	19%
	• Buyins.net predicted short squeeze $2.13 936,200						$2.84	$1.77	38%
	• Otcmarkets.com megaphone				463,494		$2.34	$2.01	14%

TheOTCReporter.com appears to have produced and disseminated promotional materials that were not authorized by the Company. Although certain of its statements pertaining to the Company’s operations may have been accurate, they were not presented in context and were surrounded with highly promotional language, comparisons, and predictions. The Company was unaware of the theOTCReports.com materials until informed by OTC Markets, and is unaware of the full nature of the promotional activity, the extent of its dissemination, or the responsible parties, and, as noted above, as of the date of this press release, the promotional material does not appear to be available on the website of theOTCReporter.com.

The Company immediately initiated an internal investigation into this matter and made inquiries of its executive officers, directors, controlling stockholders (i.e., stockholders owning 10% or more of the Company’s securities, of which there is one) and third-party service providers. In its investigation into this matter, the Company has made direct inquiries of its executive officers, directors, its controlling stockholder, and its third-party service providers. None of the Company, nor its executive officers, directors or, to the Company’s knowledge, its controlling stockholder has been involved in any way with the creation or distribution of any promotional materials in respect of the Company’s securities. Additionally, none of the Company’s executive officers or directors and, to the knowledge of the Company, neither the controlling stockholder nor any third-party service providers, has sold or purchased any material or significant amount shares of common stock of the Company within the last 90 days. All activity in the Company’s common stock by the Company’s executive officers, directors, and controlling stockholder has been disclosed by such officer or director or stockholder in filings with the Securities and Exchange Commission. The Company has issued convertible instruments allowing conversion to its equity securities at prices constituting a discount to the then-current market rate at the time of the issuance; but, each of those instruments has been paid in full or has been converted into shares of common stock. Each of these transactions was fully disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission and there have not been any transactions that otherwise were not disclosed.

Since December 1, 2017, the Company has engaged Investorideas.com as its provider of public relations services, news distribution, and social media outreach. The Company has made direct inquiries of it concerning whether it has, directly or indirectly, been involved in any way, including payment of a third party, with the creation or distribution of promotional materials related to the Company and its securities. Investorideas.com has advised that is has not been involved in any way with the aforementioned activity.

The Company routinely responds to inquiries from stockholders, potential investors, and investment analysts, and generates its own Company marketing materials. As such, the Company again urges investors and prospective investors only to rely on materials that are published by the Company – its press releases and the reports that it files with the Securities and Exchange Commission. Any investor seeking to verify whether a publication was disseminated by the Company can email the Company at info@gopherprotocol.com.

“We are not affiliated in any way with the author of theOTCReporter.com. We monitor the short positions in our stock that sometimes occur through an annual subscription with “Buyins.net,” who provides us with daily data and analysis of those short positions.” We issue press releases in the regular course of our business and include in our filings with the Securities and Exchange Commission the business activities of our Company. We continue to strive to serve our 9,600 stockholders and encourage all who are interested in us only to rely on materials that are published by us – our press releases and the reports that we file with the Securities and Exchange Commission,” stated Mansour Khatib, Interim CEO of Gopher.

About Gopher Protocol Inc.

Gopher Protocol Inc. (OTCQB: GOPH) (“Gopher”) (http://gopherprotocol.com/) is a development-stage company which consider itself Native IoT creator, developing Internet of Things (IoT) and Artificial Intelligence enabled mobile technology.  Gopher has a portfolio of Intellectual Property that when commercialized will include smart microchips, mobile application software and supporting cloud software.  The system contemplates the creation of a global network.  The core of the system will be its advanced microchip technology that can be installed in any mobile device worldwide. Gopher envisions this system as an internal, private network between all enabled mobile devices providing shared processing, advanced mobile database management/sharing and enhanced mobile features.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov).  In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company’s ability to raise capital on acceptable terms, if at all, the Company’s successful development of its products and the integration into its existing products and the commercial acceptance of the Company’s products.  The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact:

Mansour Khatib, CEO
Gopher Protocol Inc.
VM Only 888-685-7336

Media: press@gopherprotocol.com